                                                                    Exhibit 99.1


[LITTELFUSE(R) LOGO]           NEWS
--------------------------------------------------------------------------------
                               Littelfuse, Inc.
                               -------------------------------------------------
                               800 East Northwest Highway  Des Plaines, IL 60016
NEWS RELEASE                   -------------------------------------------------
                               (847) 824-1188  o  (847) 391-0894 - FAX #
                               -------------------------------------------------


CONTACT:  PHILIP G. FRANKLIN
VICE PRESIDENT, OPERATIONS SUPPORT & CFO (847) 391-0566


              LITTELFUSE TO MOVE TECCOR WAFER FABRICATION TO CHINA
              ----------------------------------------------------


         DES PLAINES, ILLINOIS, DECEMBER 6, 2006 -- Littelfuse, Inc. (NASDAQ/NGS:LFUS) today announced plans to transfer its semiconductor wafer manufacturing from Irving, Texas to Wuxi, China in a phased transition over the next three to four years. Upon completion of the transfer, the Irving facility will be closed.

         Littelfuse will invest approximately $16 million to build a new wafer fabrication facility in Wuxi adjacent to an existing plant the company acquired in May 2006 as part of its purchase of Concord Semiconductor. This project is expected to generate $9 to $10 million of annual savings once the transfer from Irving is complete. The Irving plant closure will result in pre-tax restructuring charges of approximately $2.5 million in the fourth quarter of 2006 and approximately $3.5 million over the period of 2007 to 2010.

         "We are committed to making this transition as seamless as possible for our customers," said Gordon Hunter, Chief Executive Officer of Littelfuse. "As part of that commitment, we will maintain continuous production capabilities for all products throughout the move."

         The Irving facility produces thyristor surge protection and power control devices. Littelfuse acquired the Irving operation in 2003 through its acquisition of Teccor Electronics Corporation. Approximately 180 employees in Irving will be affected by the move.

         "This was a difficult decision given that Irving employees have been a significant part of our growth and success," said Hunter. "However, we believe this move is in the best interest of our company, our customers and our shareholders over the long term."


                                     -more-

About Littelfuse
----------------

         As the worldwide leader in circuit protection products and solutions with annual sales of $467.1 million in 2005, the Littelfuse portfolio is backed by industry leading technical support, design and manufacturing expertise. Littelfuse products are vital components in virtually every product that uses electrical energy, including automobiles, computers, consumer electronics, handheld devices, industrial equipment, and telecom/datacom circuits. Littelfuse offers Teccor(R), Wickmann(R) and Pudenz(R) brand circuit protection products. In addition to its Des Plaines, Illinois, world headquarters, Littelfuse has sales, distribution, manufacturing and engineering facilities in Brazil, China, England, Germany, Hong Kong, India, Ireland, Japan, Korea, Mexico, the Netherlands, the Philippines, Singapore, Taiwan and the U.S.

         For more information, please visit Littelfuse's Web site at www.littelfuse.com.



--------------------------------------------------------------------------------
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.
--------------------------------------------------------------------------------


                                      # # #